UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 4, 2004 (November 1, 2004)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 1, 2004, the Board of Directors of Credence Systems Corporation (the “Company”), in response to economic conditions affecting the semiconductor industry and the Company, approved a facilities restructuring plan (the “Facilities Restructuring Plan”), pursuant to which the Company will, among other things:

•	cease all operations at the Company’s facilities in Simi Valley, California and San Jose, California;

•	move employees and functions of the Company’s facilities in San Jose, California to the Company’s facilities in Milpitas, California;

•	move the Company’s manufacturing operations currently housed in the Company’s facilities in Milpitas, California and Simi Valley, California to the Company’s facilities in Hillsboro, Oregon; and

•	eliminate approximately 160 Company employees from the Company’s workforce.

The implementation of the Facilities Restructuring Plan is expected to begin in the Company’s second fiscal quarter of the fiscal year ending October 31, 2005, and is expected to be completed during the fourth fiscal quarter of the fiscal year ending October 31, 2005.

As a result of the implementation of the Facilities Restructuring Plan, the Company expects to record total charges of approximately $23.7 million, consisting of approximately $2.5 million in charges related to severance costs, approximately $4.6 million in expenses for relocation and retention, approximately $5.2 million in charges related to the write-off or accelerated depreciation of tenant improvements and approximately $11.4 million in charges related to the write-off of lease liabilities. Approximately $8.9 million of the total charges the Company expects to record as a result of the implementation of the Facilities Restructuring Plan is expected to result in cash expenditures during fiscal 2005 and approximately $9.6 million of the total charges are expected to result in future cash expenditures in fiscal 2006 through fiscal 2009 for lease liability payments.

The Company issued a press release on November 3, 2004 announcing the adoption of the Facilities Restructuring Plan, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Forward-Looking Statements

This Form 8-K contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding consolidation of manufacturing facilities and operations, closing of facilities, consolidation of San Jose employees and functions, timing of commencement and completion of the facilities restructuring plan, eliminations of positions, total charges and the breakdown of total charges. These forward-looking statements involve important factors that could cause actual results to differ materially from those in such forward-looking statements. Such important factors include, but are not limited to, uncertainties as to the effects of the facilities restructuring plan, difficulties by management in successfully executing the facilities restructuring plan, the need for additional restructuring actions, unanticipated delays in the implementation of the facilities restructuring plan, unanticipated costs arising from the implementation of the facilities restructuring plan, declines in the Company’s revenues and earnings and reliability and quality issues. Reference is made to the discussion of risk factors detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and 10-Q. All projections in this Form 8-K are based on limited information currently available to the Company, which is subject to change. Although any such projections and the factors influencing them will likely change, the Company will not necessarily update such information, since the Company provides guidance only at certain points during the year. Actual events or results could differ materially and no reader of this Form 8-K should assume that the information provided today will be valid in the future. Such information speaks only as of the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated as of November 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Graham J. Siddall
Graham J. Siddall
Chairman of the Board and
Chief Executive Officer

Date: November 4, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of November 3, 2004.